UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2025

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QVCGA	The Nasdaq Stock Market LLC
Series B common stock	QVCGB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QVCGP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 23, 2025, QVC Group, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has decided to suspend its quarterly cash dividend (the “Preferred Dividend”) of $2.00 per share for its 8.0% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”), beginning with the quarterly dividend payable on June 16, 2025.

The Board’s decision to suspend the Preferred Dividend was made in response to numerous macro-economic factors, including continued cord-cutting, tariff headwinds, and current leverage levels. This decision reflects the Board’s focus and commitment on taking the necessary steps to strengthen the Company’s capital structure and enhance long-term value for its business, customers, partners, and investors. The suspension of these dividends will defer approximately $25 million in cash dividend payments per quarter. The Board intends to periodically reevaluate its determination with respect to the Preferred Dividend and will continue to closely monitor the Company’s financial performance and operating environment to determine whether it may be appropriate to resume such payments.

In accordance with the terms of the Preferred Stock, dividends on the Preferred Stock will continue to accrue and cumulate until such dividends are declared and paid. Additional details can be found in the Certificate of Designations related to the Preferred Stock filed as Exhibit 3.1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on August 27, 2020.

This Current Report on Form 8-K is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Forward-Looking Statement

This Current Report includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about any resumption of Preferred Dividend payment in the future, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to the Company, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of tariff volatility), issues impacting the global supply chain and labor market and use of social media and influencers. These forward-looking statements speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including the most recent Forms 10-K and 10-Q, for additional information about the Company and about the risks and uncertainties related to the Company’s business, which may affect the statements made in this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025

QVC GROUP, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary